Exhibit 10.1

EXECUTION COPY

AGREEMENT
This Agreement, dated March 27, 2016 (this “Agreement”), is by and among Barington Companies Equity Partners, L.P. and the entities and natural persons listed on Schedule A (collectively, “Barington”) and Avon Products, Inc. (the “Company”).
In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Barington Withdrawal and Related Items. Upon execution of this Agreement, Barington hereby irrevocably:  (i) withdraws its director nominations submitted to the Company in connection with the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) and agrees not to take any further action in connection with the 2016 Annual Meeting (other than in connection with such withdrawal or as otherwise provided herein); (ii) agrees not to, directly or indirectly, nominate any person for election at the 2016 Annual Meeting, submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting; and (iii) agrees to appear in person or by proxy at the 2016 Annual Meeting and cause all shares of Company common stock (“Common Stock”) beneficially owned by Barington to be present for quorum purposes and to vote all shares of Common Stock beneficially owned by Barington at the 2016 Annual Meeting in favor of all persons nominated to serve as directors of the Company by the Board of Directors of the Company (the “Board”) as reflected in the Company’s definitive proxy statement and (b) against any shareholder nominations for director which are not approved and recommended by the Board for election at such meeting. Barington shall, and shall cause its affiliates and investment advisory clients to, take each of the required actions (or refrain from taking each of the prohibited actions) set forth in this Section 1, as applicable, and shall not publicly or privately encourage or support any other shareholder to take any action in violation of this Section 1 or publicly oppose any other recommendation of the Board with respect to matters to be voted on at the 2016 Annual Meeting.

2.Board Matters. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, the Board and the Company shall work in good faith and each use their commercially reasonable efforts to identify and appoint to the Board within ninety (90) days from the date hereof one director selected by the Company to fill the current vacancy on the Board (hereinafter, the “New Director”), who shall (a) qualify as an independent director of the Company under the listing rules of the New York Stock Exchange and (b) have been consented to by Barington. Upon becoming a member of the Board, the New Director shall have the same rights and benefits as any other Board member and shall be subject to the same duties, protections and policies of the Company that are applicable to all members of the Board.

Furthermore, the New Director shall be considered by the Nominating Committee for inclusion on committees of the Board in good faith in a manner consistent with other members of the Board, in accordance with past practice, for which purpose his or her qualifications and experience shall be reasonably considered. The Nominating Committee will consider in good faith any candidates proposed by Barington, including the nominees previously nominated by Barington. Prior to making any recommendation to the Board, the Nominating Committee will arrange for Barington to meet with the proposed candidate at a time and in a manner reasonably acceptable to both Barington and the Nominating Committee.

3.Representations and Warranties of All Parties; Representations and Warranties of Barington. Each of the parties represents and warrants to the other party that:  (a) such party has all requisite corporate or limited liability company power (or legal capacity, as applicable) and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between Barington and the Company or affiliates thereof. As of the date hereof, Barington beneficially owns in the aggregate 13,206,412 shares of Common Stock. Neither Barington Companies Equity Partners, L.P. nor any of its affiliates is a member of a “group” with any person or entity outside of Barington, its affiliates and its investment advisory clients within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.Remedies; Forum and Governing Law. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or in equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, exclusively in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York, and irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case the other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

5.Press Release; SEC Filings. (a)  The parties agree that the Company and Barington shall jointly issue a press release promptly after the date hereof announcing the terms of this Agreement, in the form attached hereto as Exhibit A and the Company will file a Form 8-K with respect to this Agreement in the form attached hereto as Exhibit B.

(b)    The Company will provide Barington with true and complete copies of any portion of the proxy statement (as such term is defined in Rule 14a-1 promulgated under the Exchange Act) with respect to the 2016 Annual Meeting (such proxy statement, the “2016 Proxy Statement”), all other solicitation materials to be delivered to shareholders in connection with the 2016 Annual Meeting, and any other filing to be made with the SEC in connection with the 2016 Annual Meeting, in each case that refer to Barington, the New Director or this Agreement, at least two business days before filing such materials with the SEC in order to permit Barington a reasonable opportunity to review and comment on such portions, and will consider in good faith any comments received from Barington and its counsel relating to such portions. Except as otherwise required by applicable law, the Company shall use the same or substantially similar language, or any summary thereof that is agreed upon for the foregoing filings, in all other filings with the SEC that disclose, discuss, refer to or are being filed in response to or as a result of this Agreement.

6.No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.Further Assurances. From and after the execution of this Agreement until the completion of the 2016 Annual Meeting (which shall occur no later than the thirteen month anniversary of the 2015 Annual Meeting of the Company), Barington agrees that it will not, and will not permit any of its affiliates to, take any action contrary to the Company’s solicitation of proxies in connection with the 2016 Annual Meeting, and shall cooperate with the Company in good faith in order to implement and carry out the intent of this Agreement.

8.Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

9.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:
Avon Products, Inc.
777 Third Avenue
New York, NY 10017-1307
Attention:     General Counsel
Email:        jeff.benjamin@avon.com
With a copy to (which shall not constitute notice):
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:    Scott A. Barshay, Esq.
Jonathan L. Davis, Esq.
Email:        sbarshay@cravath.com
jdavis@cravath.com
If to Barington:

Barington Companies Equity Partners, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention:    James A. Mitarotonda
Jared L. Landaw
Email:        jmitarotonda@barington.com
jlandaw@barington.com

With a copy to (which shall not constitute notice):

Olshan Frome & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention:    Steve Wolosky, Esq.
Andrew M. Freedman, Esq.
Email:        swolosky@olshanlaw.com
afreedman@olshanlaw.com

10.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

11.Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered in portable document format (.pdf)), all of which together shall constitute a single agreement.

12.Successors and Assigns. This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

13.No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

14.Fees and Expenses. Within five business days of the date hereof, the Company shall pay to Barington $160,000 by certified check or wire transfer of immediately available funds to reimburse Barington for its out-of-pocket expenses incurred prior to the date of this Agreement including, without limitation, in connection with its communication with the Board and the Company’s management, its nomination notice pursuant to the by-laws of the Company (the “Nomination Notice Letter”), the 2016 Annual Meeting and its preparation for a solicitation of shareholders, the drafting, negotiation and execution of this Agreement and all of its other activities and matters related to the foregoing, including, but not limited to, the fees and disbursements of counsel, consultants and other advisors. Except as provided in the preceding sentence, all costs and expenses incurred in connection with the Nomination Notice Letter, the 2016 Annual Meeting, the negotiation and execution of this Agreement and all related activities and matters will be paid by the party incurring such cost or expenses.

15.Interpretation and Construction. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The term “including” shall be deemed to mean “including without limitation” in all instances.

16.Representative. Each of the parties set forth on Schedule A hereto (each, a “Barington Party”) hereby irrevocably appoints Barington Capital Group, L.P. as such Barington Party’s attorney-in-fact and representative (the “Barington Representative”), in such Barington Party’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company will be entitled to rely, as being binding on each Barington Party, upon any action taken by the Barington Representative or upon any document, notice, instruction or other writing given or executed by the Barington Representative.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

Very truly yours, AVON PRODUCTS, INC.
By:	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

[Signature Page to Agreement between Barington and Avon Products, Inc.]

Accepted and agreed as of the date first written above: BARINGTON COMPANIES EQUITY PARTNERS, L.P.
By:	Barington Companies Investors, LLC, its general partner

	By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC
By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES MANAGEMENT, LLC
By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.
By:	LNA Capital Corp., its general partner

	By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

LNA CAPITAL CORP.
By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

[Signature Page to Agreement between Barington and Avon Products, Inc.]

JAMES A. MITAROTONDA
/s/ James A. Mitarotonda
James A. Mitarotonda

HILCO, INC.
By:	/s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Secretary

JOSEPH R. GROMEK
/s/ Joseph R. Gromek
Joseph R. Gromek

GUY PHILLIPS
/s/ Guy Phillips
Guy Phillips

NUORION HOLDING AG
By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Chief Executive Officer

NUORION PARTNERS AG
By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Chief Executive Officer

NUORION VENUS GP, LTD.
By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Director

[Signature Page to Agreement between Barington and Avon Products, Inc.]

BARINGTON NUORION FUND I, L.P.
By:	NuOrion Venus GP, Ltd., its general partner

	By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Director

BARINGTON NUORION FUND IA, L.P.
By:	NuOrion Venus GP, Ltd., its general partner
	By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Director

BARINGTON NUORION MASTER FUND I, L.P.
By:	NuOrion Venus GP, Ltd., its general partner
	By:	/s/ Guy Phillips
Name: Guy Phillips
Title: Director

[Signature Page to Agreement between Barington and Avon Products, Inc.]

Schedule A
Barington Companies Equity Partners, L.P.
Barington Companies Investors, LLC
Barington Companies Management, LLC
Barington Capital Group, L.P.
LNA Capital Corp.
James A. Mitarotonda
Hilco, Inc.
Joseph R. Gromek
Guy Phillips
NuOrion Holding AG
NuOrion Partners AG
NuOrion Venus GP, Ltd.
Barington NuOrion Fund I, L.P.
Barington NuOrion Fund IA, L.P.
Barington NuOrion Master Fund I, L.P.